Exhibit 99.1

Investor Contact: Larry P. Kromidas

(618) 258-3206

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares Quarterly Dividend

CLAYTON, MO January 27, 2006 -- Olin Corporation's Board of Directors on January 27, 2006 declared a quarterly dividend of 20 cents on each share of Olin (NYSE: OLN) common stock. The dividend is payable on March 10, 2006 to shareholders of record at the close of business on February 10, 2006. This marks the company's 317th consecutive quarterly dividend.

2006 - 02